UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

Juno Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36781	46-3656275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 582-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 11, 2015, Juno Therapeutics, Inc. (“Juno”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, proxies and in-person shareholders representing 65,219,014 shares of Juno’s common stock, or approximately 72.12% of the total shares entitled to vote, were present in person or by proxy and voted on the following two proposals, each of which is described in more detail in Juno’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 17, 2015:

Proposal One – Election of Directors. The following nominees were elected as Class I directors to serve until the 2018 annual meeting of stockholders or until their respective successors are duly elected and qualified.

	For	Withhold	Broker Non-Votes
Hans E. Bishop	60,065,857	1,529,509	3,623,648
Anthony B, Evnin, Ph.D.	59,441,099	2,154,267	3,623,648
Howard H. Pien	59,453,651	2,141,715	3,623,648

Proposal Two–Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as Juno’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified as follows:

For	Against	Abstain
65,182,278	29,174	7,562

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juno Therapeutics, Inc.

By:	/s/ Bernard J, Cassidy
Barnard J. Cassidy
General Counsel and Corporate Secretary

Date: June 16, 2015